UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2021

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, California	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 581-2187

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On January 11, 2021, AeroVironment, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Arcturus UAV, Inc., a California corporation (“Arcturus UAV”), and each of the shareholders and other equity interest holders of Arcturus UAV (collectively, the “Sellers”), to purchase 100% of the issued and outstanding equity of Arcturus UAV (the “Acquisition”). Arcturus UAV, headquartered in Petaluma, California, designs, engineers, tools, and manufactures unmanned Group 2 and 3 aerial and aircraft systems including airborne platforms, payloads and payload integration, ground control systems, and ground support equipment and tools and other items and services related generally to unmanned aircraft systems. Upon closing of the Acquisition and the other transactions contemplated by the Purchase Agreement (the “Closing”), Arcturus UAV will become a wholly-owned subsidiary of the Company.

Pursuant to the Purchase Agreement, the Company will pay approximately $405,000,000, consisting of $355,000,000 in cash and approximately $50,000,000 in unregistered, restricted shares of the Company’s common stock, $0.0001 par value (the “Stock Consideration,” as further described in Item 3.02 below, which is incorporated by reference herein) at the Closing to the Sellers (with the cash consideration being subject to certain customary adjustments, including for net working capital, cash, debt and unpaid transaction expenses (including change in control related payments triggered by the transaction) of Arcturus UAV at Closing), less $6,500,000 to be held in escrow to address final purchase price adjustments post-Closing, if any (the “Adjustment Escrow”), and $1,822,500 to be held in escrow to address Arcturus UAV’s and/or the Sellers’ indemnification obligations (the “Indemnification Escrow”). The Adjustment Escrow, less any negative post-Closing adjustment to the cash consideration paid at Closing, is to be released to the Sellers upon completion of the post-Closing purchase price adjustment process; the Indemnification Escrow, less any amounts paid or reserved, is to be released to the Sellers 12 months following the Closing.

The Purchase Agreement contains customary representations, warranties, and covenants made by each of the Company, Arcturus UAV and the Sellers. The Purchase Agreement also includes, without limitation: (i) covenants requiring Arcturus UAV to conduct its business in the ordinary course consistent with past practice prior to Closing, (ii) restrictive covenants binding the shareholders of Arcturus UAV to certain non-competition and non-solicitation obligations for a three-year period post-Closing, (iii) exclusivity obligations of Arcturus UAV and the Sellers, and (iv) investor representations, warranties and covenants by the Sellers relating to the receipt of the Stock Consideration, including agreement to a lock-up on trading of the Stock Consideration, with such lock-up restrictions to be released in 3 equal tranches 6 months, 12 months and 18 months following the Closing (the “Lock-Up”). Subject to certain limitations, the Purchase Agreement requires the Company to use reasonable best efforts, and Arcturus UAV to cooperate with the Company’s efforts, to obtain certain debt financing in support of the acquisition of Arcturus UAV, as described under “Loan Commitment” below, prior to the Closing, however it is not a Closing condition that the Company obtains the debt financing.

The Purchase Agreement also contains customary indemnification provisions, including the requirement for the Sellers to indemnify the Company for certain losses arising out of inaccuracies in or breaches of Arcturus UAV’s and the Sellers’ representations, warranties, covenants, and certain other matters, subject to specified caps and deductibles. To further address potential breaches of Arcturus UAV’s and the Sellers’ representations and warranties beyond the application of the Indemnification Escrow, the Company has obtained representation and warranty insurance policies providing $40,000,000 in coverage, subject to customary terms, exclusions and retention amounts.

The Closing is expected to occur during the Company’s fourth fiscal quarter, subject to the satisfaction or waiver of Closing conditions that include, among others: (i) clearance of the Acquisition pursuant to the Hart-Scott-Rodino Act (“HSR”), (ii) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), (iii) each party’s compliance with its covenants and agreements contained in the Purchase Agreement (subject to customary materiality qualifiers), and (iv) other customary Closing conditions. The Purchase Agreement may be terminated under certain customary circumstances, including (i) mutual consent of the parties, (ii) a governmental prohibition on consummation of the Acquisition, or (iii) a failure to timely satisfy, or be able to satisfy, certain Closing conditions, including the satisfaction of the HSR Closing condition within six months of execution of the Purchase Agreement, and material breach of representations, warranties or covenants, absent timely cure where possible.

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The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. The Company will file the Purchase Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending January 30, 2021.

Loan Commitment

In connection with entering into the Purchase Agreement, on January 11, 2021, the Company entered into a loan commitment letter with Bank of America, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., and U.S. Bank National Association, with Bank of America, N.A. as the Administrative Agent (the “Commitment Letter”), setting forth the terms and conditions for the Company to obtain (i) a $100 million revolving credit facility, which will include a $10 million sublimit for the issuance of standby and commercial letters of credit (“Revolving Facility”), and (ii) a $200 million term A loan (the “Term Loan Facility”, and together with the Revolving Facility, the “Credit Facilities”). The Credit Facilities will require (i) guaranties from each of the Company’s domestic subsidiaries, including Arcturus UAV upon Closing, and (ii) a grant of security interests in designated collateral, including substantially all of the personal property of the Company and its subsidiaries and the proceeds thereof, with customary exclusions and exceptions. Proceeds from the Term Loan Facility will be used in part to finance a portion of the cash consideration for the Acquisition. The funding of the transactions contemplated by the Commitment Letter is contingent upon the satisfaction or waiver of certain conditions set forth in the Commitment Letter, including, without limitation, the execution and delivery of definitive documentation consistent with the Commitment Letter in conjunction with the Closing.

The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. The Company will file the Commitment Letter as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending January 30, 2021.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms and subject to the conditions of the Purchase Agreement, as described in Item 1.01, at the Closing, the Sellers will receive 573,794 shares of the Company’s common stock as the Stock Consideration (calculated based on the 30-day volume weighted average price for the Company’s common stock as traded on the Nasdaq through the last business day prior to the date of execution of the Purchase Agreement) (the “Shares”). The Shares will not be registered under the Securities Act, in reliance on the private offering exemption from registration provided by Section 4(a)(2) of the Securities Act, and Regulation D as promulgated thereunder, and in reliance on the representations, warranties and covenants of the Sellers set forth in the Purchase Agreement in support thereof. The Shares will bear a legend restricting their further transfer or sale until they have been registered under the Securities Act or an exemption from registration thereunder is available, and further reflecting the additional restrictions of the Lock-Up referenced above.

The disclosure set forth above in Item 1.01 with respect to the Closing conditions for the issuance of and other aspects of the Stock Consideration pursuant to the Purchase Agreement is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On January 13, 2021, the Company issued a press release announcing its entry into the Purchase Agreement and the transactions contemplated thereby, including the Loan Commitment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

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Attached as Exhibit 99.2 hereto is a presentation containing additional information regarding the Company’s entry into the Purchase Agreement and the transactions contemplated thereby. A copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the presentation is also available on the investor relations section of the Company’s website at https://investor.avinc.com/events-and-presentations. The information contained on the Company’s website is not incorporated by reference into, and does not form a part of, this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description
99.1	Press release issued by AeroVironment, Inc., dated January 13, 2021.
99.2	Presentation regarding Arcturus UAV acquisition, dated January 13, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” and similar words, although some forward-looking statements are expressed differently. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include: the ability to successfully consummate the transactions contemplated by the Purchase Agreement and Commitment Letter on a timely basis, if at all, including the satisfaction of the Closing conditions of such transactions; the risk that disruptions will occur from the transactions that will harm the Company’s business; any disruptions or threatened disruptions to the relationships of the Company with its distributors, suppliers, customers and employees; and the ability to timely and sufficiently integrate the acquired company and its personnel into our ongoing business and compliance programs. Forward-looking statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. The Company is subject to additional risks and uncertainties described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis and expectations only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: January 13, 2021	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer

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